UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2005

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On March 22, 2005, the Company, XTO Barnett Inc. and XTO Barnett LLC, wholly owned subsidiaries of the Company, and Antero Resources Corporation, entered into a second amendment to the Agreement and Plan of Merger dated January 9, 2005 between the Company, XTO Barnett Inc. and Antero Resources Corporation, pursuant to which the Company is acquiring all of the stock of Antero Resources Corporation, a privately held company with oil and gas properties in the Barnett Shale in the Fort Worth Basin. The acquisition is through a merger of XTO Barnett Inc. with and into Antero Resources Corporation. Security holders of Antero Resources Corporation will receive cash and equity consideration valued at approximately $685 million. Consideration in the transaction includes approximately $337.5 million cash, 13,333,333 shares of XTO Energy Inc. common stock, par value $0.01 per share, and warrants to purchase 2,000,000 shares of common stock at a purchase price of $27.00 per share for a five-year period following closing of the transaction. The number of shares and warrants to be issued and the purchase price of the warrants have been adjusted to reflect the March 15, 2005 four-for-three stock split. The Agreement and Plan of Merger was previously amended on February 3, 2005 to provide that the Company would acquire the gas gathering system of Antero Resources Pipeline, L.P., a Texas limited partnership and a subsidiary of Antero Resources Corporation, for a deemed purchase price of $175,000,000. The cash consideration of $337.5 million to be paid by the Company will not be adjusted to reflect acquisition of the gas gathering system, but the amount of Antero’s debt to be assumed by the Company at closing will be adjusted accordingly. The Agreement and Plan of Merger was previously described in a report on Form 8-K dated January 9, 2005, and filed by the Company on January 13, 2005. The first amendment to the Agreement and Plan of Merger was previously described in a report on Form 8-K dated February 3, 2005, and filed by the Company on February 9, 2005.

Pursuant to the second amendment, immediately following the merger of XTO Barnett Inc. into Antero Resources Corporation at the closing, Antero Resources Corporation will be merged into XTO Barnett LLC, a Delaware limited liability company, which is a wholly owned subsidiary of XTO Energy Inc. XTO Barnett LLC was added as a party to the agreement pursuant to the amendment. The purpose of the merger is to qualify the transaction as a tax-free reorganization under Section 368(a) of the U.S. Internal Revenue Code. Additionally, the second amendment provides for the reallocation of the merger consideration among the holders of the common and Series A preferred stock and the option holders of common stock of Antero Resources Corporation. The amendment also states the method by which these owners will elect to receive as consideration for their shares in Antero Resources Corporation either the Company’s common stock or cash, along with the warrants to purchase the Company’s common stock.

The transaction is expected to close on or before April 1, 2005. The final consideration will reflect certain adjustments to the cash consideration for certain transactions entered into, payments made and expenses incurred by Antero Resources Corporation prior to closing, including development costs and ongoing acreage leasing activities. The booked acquisition cost will include customary non-cash adjustments, including a step-up for deferred income taxes. Funding of the cash consideration is currently expected to be provided through cash flow and existing bank credit facilities.

Lehman Brothers acted as financial advisor to Antero in this transaction, and an affiliate of Lehman Brothers is a stockholder of Antero. Lehman Brothers provided investment banking services to the Company during 2004 in connection with the issuance of public and private debt and equity securities and provided a fairness opinion to the Board of Directors of the Company in connection with a related-party transaction. Lehman Brothers may provide investment banking services to the Company in the future.

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Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

2.1 Amendment No. 2, dated March 22, 2005 to Agreement and Plan of Merger, dated January 9, 2005, by and among Antero Resources Corporation, XTO Energy Inc., XTO Barnett LLC and XTO Barnett Inc.

Forward-Looking Statement

Statements made in this Form 8-K, including those relating to funding of the cash consideration are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, failure to close the acquisition, failure to obtain consents from third parties, changes in interest rates, timing and extent of changes in oil and gas prices, and higher than expected production costs and other expenses. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: March 28, 2005	By:	/S/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller

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